UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 1, 2008 (March 26, 2008)

Material Technologies, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	33-23617 (Commission File Number)	95-4622822 (IRS Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California (Address of principal executive offices)	90049 (Zip Code)

(310) 208-5589 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

ITEM 4.01   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Effective March 13, 2008, Kabani & Company, Inc. (“Kabani”) resigned as the independent auditor of Material Technologies, Inc. (the “Company”).  The decision to accept Kabani’s resignation was approved by the Company’s Board of Directors.

Kabani was engaged by the Company on November 5, 2007.  Kabani’s services for the Company were limited to a review of the Company’s Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007.  During their engagement, through March 13, 2008, there were no disagreements with Kabani on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Kabani would have caused Kabani to make reference to the matter in their reports.

Effective March 13, 2008, the Company’s Board of Directors appointed Gruber & Co. LLC (“Gruber”) as its new registered independent certified public accounting firm.  Gruber is located at 572 Shasta Drive, Encinitas, California 92024.

The Company has provided a copy of this disclosure to Kabani and requested Kabani to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Kabani agrees with the statements made by the Company in this report, and, if not, stating the respects in which they do not agree.  A copy of Kabani’s response is included as an exhibit to this Current Report.

Section 9 - Financial Statements and Exhibits

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.

          (d)   Exhibits

16.1     Letter dated March 28, 2008 from Kabani regarding the statements made by the Company in this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 28, 2008                                                       MATERIAL TECHNOLOGIES, INC.,
                                                                                           a Delaware corporation

                                                                                          /s/ Robert M. Bernstein
                                                                                          By:  Robert M. Bernstein
                                                                                          Its:  Chief Executive Officer